                                                                   Exhibit 10.12


                                   CONTRACT OF SALE


                                       BETWEEN


                         SL GREEN OPERATING PARTNERSHIP, L.P.
                                    (In Formation)


                                         AND


                           470 PARK SOUTH ASSOCIATES, L.P.


                              Dated as of May 20, 1997


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                                  TABLE OF CONTENTS


ARTICLE I.  CONTRIBUTION TERMS AND CLOSING PROCEDURES

         1.1  Acquisition of Interests......................................  2
         1.2  Term of Agreement.............................................  2
         1.3  Consideration.................................................  2
         1.5  Documents to be Delivered at Closing..........................  4
         1.6  Cessation of IPO..............................................  5
         1.7  Closing Costs.................................................  5
         1.8  Default.......................................................  6
         1.9  Further Assurances............................................  6

ARTICLE II.  REPRESENTATIONS, WARRANTIES
AND COVENANTS OF SELLER

         2.1  Title to Interests............................................  7
         2.2  Authority.....................................................  7
         2.3  Litigation....................................................  8
         2.4  No Other Agreements to Sell...................................  8
         2.5  No Brokers....................................................  8
         2.6  Investment Representations and Warranties.....................  8
         2.7  FIRPTA Representation......................................... 11
         2.8  Covenant to Remedy Breaches................................... 11

ARTICLE III.  REPRESENTATIONS, WARRANTIES AND COVENANTS
OF OPERATING PARTNERSHIP

         3.1  Authority..................................................... 11
         3.2  No Brokers.................................................... 12

ARTICLE IV.  CLOSING ADJUSTMENTS

         4.1  Prorations.................................................... 12
         4.2  Seller's Retained Items....................................... 14
         4.3  Accounts Receivable........................................... 14
         4.4  Security Deposits............................................. 14
         4.5  Timing of Calculations; Cooperation........................... 14
         4.6  Allocation of Adjustments..................................... 15

ARTICLE V.  POWER OF ATTORNEY

         5.1  Grant of Power of Attorney.................................... 15
         5.2  Limitation on Liability....................................... 17
         5.3  Ratification; Third Party Reliance............................ 17


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ARTICLE VI.  MISCELLANEOUS

         6.1  Amendment..................................................... 17
         6.2  Entire Agreement; Counterparts;
              Applicable Law................................................ 17
         6.3  Assignability................................................. 18
         6.4  Titles........................................................ 18
         6.5  Third Party Beneficiary....................................... 18
         6.6  Severability.................................................. 18
         6.7  Equitable Remedies............................................ 18
         6.8  Attorneys' Fees............................................... 19
         6.9  Notices....................................................... 19
         6.10 Intentionally Omitted......................................... 20
         6.11 Confidentiality............................................... 20
         6.12 Computation of Time........................................... 20
         6.13 Survival...................................................... 20
         6.14 Time of the Essence........................................... 20

EXHIBIT A:  Description of Land
EXHIBIT B:  Schedule of Leases
EXHIBIT C:  Consideration
EXHIBIT D:  Permitted Encumbrances
EXHIBIT E:  Operating Partnership Agreement
EXHIBIT F:  Investor Questionnaire
EXHIBIT G:  Registration Rights Agreement


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

                                   CONTRACT OF SALE


    This Contract of Sale (the "CONTRACT") is executed as of the 20th day of May, 1997 by SL Green Operating Partnership, L.P. (the "OPERATING PARTNERSHIP"), a Delaware limited partnership in formation, and 470 Park South Associates, L.P., a Delaware limited partnership (the "SELLER").

    WHEREAS, in connection with the consolidation of its commercial real estate business, S.L. Green Realty, Inc. intends to form a Maryland corporation (the "REIT") that will be the sole general partner and a limited partner of the Operating Partnership and to effect an initial public offering (the "IPO") of the REIT's shares of common stock ("COMMON STOCK");

    WHEREAS, it is intended that, upon consummation of the IPO, the Operating Partnership will acquire interests in certain office properties including, without limitation, 470 Park Avenue South, New York, New York, as well as interests in the property construction, management and leasing businesses currently conducted by Emerald City Construction Corp., a New York corporation, SL Green Management Corp., a New York corporation and S.L. Green Realty, Inc., a New York corporation;

    WHEREAS, it is further understood that the Operating Partnership may acquire interests in additional office properties located in New York, New York;

    WHEREAS, the Operating Partnership desires to acquire from the Seller and the Seller desires to convey to the Operating Partnership under the terms and conditions set forth herein, (a) the parcel of land more particularly described on EXHIBIT A (the "LAND"); (b) all buildings and improvements situated on the Land (collectively, the "BUILDING"); (c) all right, title and interest of Seller, if any, in and to any strips and gores of land adjoining the Land and the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof, to any unpaid insurance proceeds and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway; (d) the appurtenances and all the estate and rights of Seller in and to the Land and Building; and (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to, or used in connection with, the Building (the "PERSONAL PROPERTY"); (f) all leases, licenses and other agreements covering space in the Building and further described on EXHIBIT B (collectively, the "LEASES") and the interest of the landlord under the Leases, together with the security deposit made to the landlord by the tenant or other occupants thereunder; and (g) all other assignable service, maintenance and other agreements and all other assignable permits necessary for the operation of the Building (collectively, the "PREMISES"). The Premises are located at or known as 470 Park Avenue South, New York, New York;

    NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Operating Partnership and the Seller agree as follows:


                ARTICLE I.  CONTRIBUTION TERMS AND CLOSING PROCEDURES

    1.1 ACQUISITION OF INTERESTS. At the Final Closing (as defined below), Seller shall, subject to Section 1.4 hereof, transfer, assign, and convey to the Operating Partnership and the Operating Partnership shall acquire and accept from Seller, all right, title and interest of Seller in the Premises, free and clear of all Encumbrances (as defined below) except Permitted Encumbrances (as defined below), and the Operating Partnership shall deliver to Seller the Consideration (as defined below), both in accordance with this Contract.

    1.2 TERM OF AGREEMENT. If the IPO Closing (as defined below) does not occur by March 31, 1998 (the "TERMINATION DATE"), this Contract shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Seller shall have any further obligations hereunder except as specifically set forth herein.

    1.3 CONSIDERATION. The full consideration for the Premises (the "CONSIDERATION") shall be payable as set forth in EXHIBIT C, subject to the terms and provisions of Article IV hereof providing for adjustments to the Consideration based on closing adjustments. As used herein, the term "UNITS" means units of limited partnership interest in the Operating Partnership.

    1.4 CLOSING; CONDITION TO OBLIGATIONS. In connection with its acquisition of the Premises, the Operating Partnership will notify the Seller of a closing date, which date will be no earlier than five (5) business days after such notification and no later than March 10, 1998 (fifteen (15) business days prior to the Termination Date), for the initial closing (the "INITIAL CLOSING") of the acquisition contemplated by this Contract. At or before the Initial Closing, which shall be held at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048 or such other place as is determined by the Operating Partnership in its sole discretion at a time specified by the Operating Partnership in its sole discretion, the Operating Partnership and the Seller will execute all closing documents (the "CLOSING DOCUMENTS") required by the Operating Partnership in accordance with Section 1.5 hereof and deposit the same in


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escrow with Brown & Wood LLP, New York, New York, as escrow agent of the
Operating Partnership (the "CLOSING AGENT").

    The transactions contemplated by this Contract and by the Closing Documents executed and deposited in connection with such transactions will be consummated at the Final Closing (as defined below) only if the closing of the IPO (the "IPO CLOSING") is consummated by the earlier of (a) fifteen (15) business days after the date of the Initial Closing and (b) the Termination Date. If the IPO Closing occurs by such date:

         (a) The Operating Partnership shall, contemporaneously with the IPO Closing, cause to be delivered to the Closing Agent with respect to the Seller (i) an assumption (the "ASSUMPTION AGREEMENT") of the Existing Mortgages (as defined in EXHIBIT C hereof), and (ii) a certificate of the General Partner of the Operating Partnership certifying that the Seller has been or will be, effective upon the Final Closing (as hereinafter defined), admitted as a limited partner of the Operating Partnership and that the Operating Partnership's books and records indicate or will indicate that the Seller is the holder of the number of Units which are called for pursuant to the Consideration as adjusted pursuant to
                   Article IV hereof;

         (b) upon receipt of the Consideration set forth in clause (a) above, the Closing Agent will release the Closing Documents to the Operating Partnership and deliver to the Seller the Assumption Agreement and, if requested by the Seller, a copy of such General Partner's certificate; and

         (c) the transactions described or otherwise contemplated herein or in the Closing Documents will thereupon be deemed to have been consummated simultaneously with the IPO Closing (such consummation, the "FINAL CLOSING").

Notwithstanding the above, the Operating Partnership may, in its sole discretion, elect not to complete the acquisition of the Premises only in the event that the Seller specifies, in the documents to be delivered pursuant to
Section 1.5(a)(ii) hereof, a breach of or other exception with respect to
Article 2 hereof or has otherwise materially breached this Contract, in which case the Operating Partnership shall, in lieu of the delivery pursuant to clause
(a) above, notify the Closing Agent of such election


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and direct the Closing Agent to return the Closing Documents and Ancillary
Agreements (as defined below) to the Seller.

    The risk of loss to the Premises prior to the Final Closing shall be borne by the Seller. If, prior to the Final Closing, the Premises shall be destroyed or damaged by fire or other casualty, then this Contract may, at the option of the Operating Partnership, be terminated. If, after the occurrence of any such casualty, this Contract is not so terminated, the Operating Partnership may elect to (a) purchase the Premises and (b) direct the Seller to pay or cause to be paid to the Operating Partnership any sums collected under any policies of insurance because of damage due to such casualty and otherwise assign to the Operating Partnership all rights to collect such sums as may then be uncollected; provided, however, that the Seller shall not adjust or settle any insurance claim without the Operating Partnership's prior consent, not to be unreasonably withheld or delayed. Under such circumstances, the Consideration payable in Units upon such purchase shall be reduced by the amount of any deductibles under the applicable insurance policies.

    If the IPO Closing does not occur by the earlier of (a) fifteen (15) business days after the date of the Initial Closing and (b) the Termination Date, then, except as set forth in Section 1.8 hereof, neither party shall have any obligations under the Closing Documents or under any agreements or instruments executed in connection with the transactions contemplated hereunder or thereunder (such other agreements or instruments, collectively, "ANCILLARY AGREEMENTS"), this Contract, the Closing Documents and the Ancillary Agreements shall be deemed null and void AB INITIO and the Closing Agent will be, and is hereby, directed to destroy the Closing Documents and any Ancillary Agreement it holds and return to the Operating Partnership the Consideration, if any, delivered by the Operating Partnership to the Closing Agent.

    1.5 DOCUMENTS TO BE DELIVERED AT CLOSING. (a) At the Initial Closing, the Seller shall, directly or through the attorney-in-fact appointed pursuant to
Article V hereof, execute, acknowledge where deemed desirable or necessary by the Operating Partnership, and deliver to the Closing Agent, in addition to any other documents mentioned elsewhere herein, the following:

              (i) statutory form of bargain and sale deed with covenants against grantor's acts (the "ASSIGNMENT") which shall be in form and substance satisfactory to the Operating Partnership which shall convey good and marketable title in and to the Premises free and clear of all Encumbrances, except, where applicable, for the Permitted Encumbrances;

              (ii) a reaffirmation of warranties which shall either (x) reaffirm the accuracy of all representations and


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warranties and the satisfaction of all covenants made by the Seller in Article
II hereof or (y) if such reaffirmation cannot be made, identify those representations, warranties and covenants of Article II hereof (other than Section 2.5 hereof) with respect to which circumstances have changed, represent that the Seller has used all reasonable efforts within its control to prevent and remedy such breach, and reaffirm the accuracy of all other representations and warranties and the satisfaction of all other covenants made by the Seller in
Article II hereof;

              (iii)any other documents reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer and convey the Premises and effectuate the transactions contemplated hereby, including, without limitation, deeds, assignments of ground leases and the Leases (as applicable), New York City and New York State transfer tax and gains tax returns and any other filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation or the recording of the Assignment is required; and

              (iv) an agreement executed by the holder of the Lowe Mortgage (as defined in EXHIBIT C hereof), in form and substance reasonably acceptable to the Operating Partnership, in which such holder agrees to satisfy all of the obligations secured by the Lowe Mortgage in consideration of a payment not to exceed $12,000,000.00.

    (b) At the Initial Closing, the Operating Partnership shall execute and deliver to the Closing Agent an agreement executed by the Operating Partnership, which may be relied upon by the holder of the Lowe Mortgage, to satisfy, within one business day of the IPO Closing, the Lowe Mortgage for an amount not to exceed $12,000,000.00.

    1.6 CESSATION OF IPO. If at any time the Operating Partnership or the underwriter or underwriters determine in good faith to abandon the formation of the REIT or the IPO (the date of such determination being referred to as the "CESSATION DATE"), the Operating Partnership will so advise the Seller in writing and thereupon each party hereto will be relieved of all obligations under this Contract, all Ancillary Agreements, and all Closing Documents (except for obligations arising under Sections 1.7, 2.5 and 3.2 hereof).

    1.7 CLOSING COSTS. The Operating Partnership agrees to pay all of the closing costs, other than Seller's legal and advisory fees, arising from the transfer of the Premises pursuant to the provisions of this Contract other than any applicable real property transfer taxes which shall be paid by Seller at Final Closing.


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

    1.8 DEFAULT. (a) If, after notifying the Seller of a date for the Initial Closing, the Operating Partnership fails to close (including a failure due to the IPO Closing not occurring), then the Operating Partnership will pay to the Seller the sum of $100.00 as liquidated and agreed-upon damages. It would be difficult, if not impossible, to ascertain the actual measure of the Seller's damages in the event of the Operating Partnership's default and the parties agree that $100.00 is a fair reflection of the Seller's damages in the event of the Operating Partnership's default.

                   (b) If the Seller defaults with respect to its obligations under this Contract, the Operating Partnership shall be entitled to exercise against the Seller any and all remedies provided at law or in equity, including but not limited to, the right to specific performance.

    1.9 FURTHER ASSURANCES. The Seller will, from time to time, execute and deliver to the Operating Partnership all such other and further instruments and documents and take or cause to be taken all such other and further action as the Operating Partnership may reasonably request in order to effect the transactions contemplated by this Contract, including instruments or documents deemed necessary or desirable by the Operating Partnership to effect and evidence the conveyance of the Premises in accordance with the terms of this Contract. The provisions of this Section 1.9 shall survive the Final Closing.


                       ARTICLE II.  REPRESENTATIONS, WARRANTIES
                        AND COVENANTS OF SELLER

    As a material inducement to the Operating Partnership to enter into this Contract and to consummate the transactions contemplated hereby, the Seller hereby makes to the Operating Partnership each of the representations and warranties set forth in this Article III, which representations and warranties (unless otherwise noted) are true as of the date hereof. As a condition to the Operating Partnership's obligation to complete the acquisition of the Premises, such representations and warranties must continue to be true as of the date of the Initial Closing and as of the date of the Final Closing; provided, however, in the event that such representation and warranties were true when initially made but are not true as of the date of the Initial Closing and as of the date of the Final Closing, and Seller has complied with the provisions of Section 1.5(b)(ii) hereof, no default shall exist hereunder, but the Operating Partnership may, in its sole and absolute discretion, terminate this Contract in which event each party hereto will be relieved of all obligations under this Contract, all Ancillary Agreements and all Closing Documents (except obligations arising under Sections 1.7, 2.5 or 3.2 hereof).


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

    2.1 TITLE TO INTERESTS. The Seller owns the Premises beneficially and of record, free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever (collectively, "ENCUMBRANCES"), except as set forth on EXHIBIT D attached hereto (any such encumbrance, a "PERMITTED ENCUMBRANCE"), and has full power and authority to convey free and clear of any Encumbrances (except, where applicable, the Permitted Encumbrances), the Premises and, upon delivery of any Assignment by the Seller conveying title to the Premises and delivery of the Consideration for such conveyance as herein provided, the Operating Partnership will acquire good, marketable and valid fee title thereto, free and clear of any Encumbrance except Encumbrances created in favor of the Operating Partnership by the transactions contemplated hereby and, where applicable, the Permitted Encumbrances. Seller will not consent to join in or in any way effect the transfer of the Premises prior to the Final Closing. At the Final Closing, if so requested, the Seller will execute all documents necessary to enable a title insurance company (acceptable to the Operating Partnership, in its sole discretion) to issue to the Operating Partnership an ALTA Form B (1987 or later) Owner's Policy and such endorsements as the Operating Partnership may reasonably request, insuring fee simple title to all real property and improvements comprising all or any part of the Premises to the Operating Partnership; provided that the Seller's cost of complying with this requirement shall be limited to ten percent of the gross Consideration to be received by the Seller, which amount shall be deducted from the Consideration at the Final Closing. The Seller covenants and warrants that no Encumbrance on the Premises (except, where applicable, the Permitted Encumbrances) will be in existence as of the date of the Final Closing.

    2.2  AUTHORITY.  The Seller has full right, authority, power and capacity:
(a) to enter into this Contract and each agreement, document and instrument to be executed and delivered by or on behalf of the Seller pursuant to this Contract; (b) to carry out the transactions contemplated hereby and thereby; and
(c) to transfer, convey, assign and deliver all of the Seller's, right, title and interest in the Premises to the Operating Partnership upon delivery to the Seller of the Consideration therefor in accordance with this Contract. This Contract and each agreement, document and instrument executed and delivered by or on behalf of the Seller pursuant to this Contract constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Seller, each enforceable in accordance with their respective terms. Except for any breaches, violations or defaults which will be waived or cured prior to the Initial Closing and all loans, indentures, creditor agreements or other agreements which will be discharged or repaid prior to or contemporaneously with the IPO Closing, the execution, delivery and performance of this Contract and each such agreement, document and instrument by or on behalf of the Seller: (a) does not and will not violate the Seller's partnership agreement, operating agreement, declaration of trust, charter or bylaws, as applicable, or other organizational documentation; (b) does not and will not violate any foreign, federal, state, local or other laws applicable to or binding on the Seller or the Premises or require the Seller to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, obligation, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Seller is a party or bound or by which the property of the Seller is bound or affected, or result in the creation of any Encumbrance on the Premises.

    2.3 LITIGATION. There is no litigation or proceeding, either judicial or administrative, pending or overtly threatened, affecting all or any portion of the Premises or the Seller's ability to consummate the transactions contemplated hereby. The Seller knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the Premises or the Seller, which in any such case would impair the Seller's ability to enter into and perform all of its obligations under this Contract.

    2.4 NO OTHER AGREEMENTS TO SELL. The Seller has not made any agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any person or firm other than the Operating Partnership to sell, transfer or in any way encumber (except for Permitted Encumbrances) the Premises or to sell the Premises.

    2.5 NO BROKERS. The Seller has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Operating Partnership to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby and the Seller shall indemnify and hold harmless the Operating Partnership for all costs and expenses incurred by the Operating Partnership as a result of a breach of this representation. The provisions of this Section 2.5 shall survive termination of this Contract.

    2.6  INVESTMENT REPRESENTATIONS AND WARRANTIES.   (a)  Upon the issuance of
Units to the Seller, the Seller shall become subject to, and shall be bound by, the terms and provisions of the agreement of limited partnership of the Operating Partnership (in substantially the form attached hereto as EXHIBIT E) (the "PARTNERSHIP AGREEMENT"), including the terms of the power of attorney contained in Section 15.11 thereof, as the Partnership Agreement may be amended from time in accordance with its terms.

         (b) The Seller understands the risks of, and other considerations relating to, the purchase of the Units. The Seller, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Units, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of an investment in the Operating Partnership and of making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests and (iii) is capable of bearing the economic risk of such investment. If the Seller retained a person to represent or advise it with respect to the investment in Units that may be made hereby then, at the Seller's request, the Seller shall, prior to or at the Initial Closing, (i) acknowledge in writing such representation and (ii) cause such representative or advisor to deliver a certificate to the Operating Partnership containing such representations as are reasonably requested by the Operating Partnership.

         (c) The Seller understands that an investment in the Operating Partnership involves substantial risks. The Seller has been given the opportunity to make a thorough investigation of the proposed activities of the Operating Partnership and has been furnished with materials relating to the Operating Partnership and its proposed activities. The Seller has been afforded the opportunity to obtain any additional information deemed necessary by the Seller to verify the accuracy of any representations made or information conveyed to the Seller. The Seller confirms that all documents, records, and books pertaining to its investment in the Operating Partnership and requested by the Seller have been made available or delivered to the Seller. The Seller has had an opportunity to ask questions of and receive answers from the Operating Partnership, or from a person or persons acting on the Operating Partnership's behalf, concerning the terms and conditions of this investment. The Seller has relied and is making its investment decision upon written information provided to the Seller by or on behalf of the Operating Partnership.

         (d) The Units to be issued to the Seller will be acquired by the Seller for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Seller's right (subject to the terms of the Units) at all times to sell or otherwise dispose of all or any part of its Units under an exemption from such registration available under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws, and subject, nevertheless, to the disposition of its assets being at all times within its control. The Seller was not formed for the specific purpose of acquiring an interest in the Operating Partnership.

         (e) The Seller acknowledges that (i) the Units to be issued to the Seller have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are represented by certificates, such certificates will bear a legend to such effect, (ii) the REIT's and the Operating Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Seller contained herein, (iii) such Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Units, and (v) the Operating Partnership has no obligation or intention to register such Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. The Seller hereby acknowledges that because of the restrictions on transfer or assignment of such Units to be issued hereunder which will be set forth in the Partnership Agreement and/or in a Registration Rights Agreement (as defined below), the Seller may have to bear the economic risk of the investment commitment evidenced by this Contract and any Units acquired hereby for an indefinite period of time, although (i) under the terms of the Partnership Agreement, as it will be in effect at the time of the IPO, Units will be redeemable at the request of the holder thereof at any time after the second anniversary of their issuance for cash or (at the option of the Operating Partnership) for Common Stock of the REIT and (ii) the holder of any such Common Stock issued upon a presentation of Units for redemption will be afforded certain rights to have such Common Stock registered for resale under the Securities Act or applicable state securities laws under the Registration Rights Agreement as described more fully below.

         (f) The information set forth in the investor questionnaire a form of which is attached hereto as EXHIBIT F (the "INVESTOR QUESTIONNAIRE") which has been completed and executed by the Seller and delivered to the Operating Partnership on the date hereof is true, correct and complete.


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

    2.7 FIRPTA REPRESENTATION. The Seller is not a "foreign person" within the meaning of Section 1145 of the Internal Revenue Code of 1986, as amended.

    2.8 COVENANT TO REMEDY BREACHES. The Seller covenants to use all reasonable efforts within its control (a) to prevent the breach of any representation or warranty of the Seller hereunder, (b) to satisfy all covenants of the Seller hereunder and (c) to promptly cure any breach of a representation, warranty or covenant of the Seller hereunder upon its learning of same.

    2.9 OPERATION OF PREMISES. The Seller shall operate the Premises from the date hereof through and including the Final Closing in a manner consistent with that in which the Seller operates the Premises as of the date hereof and shall maintain or cause to be maintained all existing insurance carried by the Seller relating to the Premises.


               ARTICLE III.  REPRESENTATIONS, WARRANTIES AND COVENANTS
                  OF OPERATING PARTNERSHIP

    As a material inducement to the Seller to enter into this Contract and to consummate the transactions contemplated hereby, the Operating Partnership hereby makes to the Seller each of the representations and warranties set forth in this Article III, which representations and warranties shall be true as of the date hereof, as of the date of the Initial Closing and as of the date of consummation of the Final Closing.

    3.1 AUTHORITY. The Operating Partnership has full right, authority, power and capacity: (a) to enter into this Contract and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Contract; (b) to carry out the transactions contemplated hereby and thereby; and
(c) to issue Units to the Seller to the extent called for in accordance with the terms of this Contract. This Contract and each agreement, document and instrument executed and delivered by the Operating Partnership pursuant to this Contract constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable in accordance with their respective terms. The execution, delivery and performance of this Contract and each such agreement, document and instrument by the Operating Partnership: (a) does not and will not violate the Partnership Agreement; (b) does not and will not violate any foreign, federal, state and local or other laws applicable to Operating Partnership or require the Operating Partnership to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made; and (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Operating Partnership is a party or by which the property of the Operating Partnership is bound or affected.

    3.2 NO BROKERS. The Operating Partnership represents that it has not entered into, and covenants that will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby and the Operating Partnership shall indemnify and hold harmless the Seller for all costs and expenses incurred by the Seller as a result of a breach of this representation. The provisions of this Section 3.2 shall survive termination of this Contract.


                           ARTICLE IV.  CLOSING ADJUSTMENTS

    4.1 PRORATIONS. The Operating Partnership and the Seller shall make the prorations set forth below, and make payment with respect to such prorations as appropriate.

         (a) TAXES. Real property taxes and general and special assessments, water and sewer rents, tap charges, and business improvements district charges upon the Premises shall be adjusted and prorated as of the date of the Final Closing on the basis of the fiscal year for such taxes and assessments (the "TAX YEAR"). If the Final Closing shall occur before the real property tax rate for the Tax Year is fixed, the apportionment of taxes shall be made on the basis of the taxes assessed for the preceding Tax Year. After the real property taxes are finally fixed for the Tax Year in which the Final Closing occurs, the Operating Partnership and the Seller shall make a recalculation of the apportionment of such taxes, and the Operating Partnership or the Seller, as the case may be, shall make an appropriate payment to the other based on such recalculation. To the extent that either the Seller or the Operating Partnership shall obtain any real estate tax abatement, reduction, refund or incentive with respect to the Premises, the amount of the net proceeds of such tax abatement, reduction, refund or incentive shall be prorated through the date of the Final Closing if, as, and when such proceeds are paid by the applicable governmental taxing authority (it being understood that to the extent any tenant demising space in the Premises owned by such Seller shall be entitled to any portion of such tax abatement, that such portion shall be turned over to the Operating Partnership to remit to such tenant and shall be deducted from any tax abatement, reduction, refund or incentive proceeds in connection with calculating the net proceeds thereof).

         (b) RENTS. Rents, additional rents, including electricity charges, operating expense recoveries, and tax reimbursements under the Leases (collectively, "RENTS") shall be adjusted and prorated as of the date of the Final Closing. Rents collected after the date of the Final Closing from tenants whose rental was delinquent on the date of the Final Closing shall be deemed to apply first to current rents due at the time of payment and second to past due rents accruing after the Final Closing and last to the rents which were past due on the date of the Final Closing. Unpaid and past due rents to which the Seller is entitled shall be promptly paid over to the Seller as and when collected by the Operating Partnership after the date of the Final Closing, less any reasonable collection costs actually incurred by the Operating Partnership.

         (c) PREPAYMENTS. Any prepayment made by or on behalf of the Seller under any service, maintenance, management, consulting, or similar contracts shall be adjusted and prorated as of the date of the Final Closing.

         (d) EXPENSES. Charges and assessments for sewer and water and other utilities, including charges for consumption of electricity, steam and gas (unless the Operating Partnership elects to have final meter readings made as of the Final Closing in which event the adjustment shall be made based on such meter readings); current operating expenses, including, without limitation, obligations under any service, maintenance, management, consulting, or similar contracts; payroll and related expenses (including all benefits and vacation and sick days); license and permit fees relating to the operation of the Premises; insurance and bond premiums; and any other charges incident to the ownership, use and/or occupancy of the Premises shall be adjusted and prorated as of the date of the Final Closing.

         (e) INTEREST ON EXISTING MORTGAGES. Interest on the Existing Mortgages shall be adjusted and prorated as of the date of the Final Closing.

         (f) FUEL AND MAINTENANCE SUPPLIES STORED ON SITE. The costs of fuel and maintenance supplies stored on site shall be adjusted and prorated as of the date of the Final Closing.

         (g) RELETTING EXPENSES FOR NEW LEASES. Customary reletting expenses (including, without limitation, brokerage commissions, tenant improvements and moving expenses) for Leases entered into after the date hereof and prior to the Final Closing shall be adjusted and prorated over the base term of the applicable Lease and based upon prices in effect on or immediately prior to the date of the Final Closing. All reletting expenses (including, without limitation, brokerage commissions, tenant improvements and moving expenses) for Leases entered into prior to the date hereof shall be paid by Seller or, if not paid prior to the Final Closing, a credit shall be given to Purchaser at the Final Closing for such amounts.

    4.2 SELLER'S RETAINED ITEMS. All cash on hand, working capital, escrow and reserve accounts other than tenant security deposits, and utility or other deposits shall be distributed by the Seller to its current shareholders, partners, or members, as applicable, prior to the Final Closing.

    4.3 ACCOUNTS RECEIVABLE. The Seller shall retain all accounts receivable and other income items other than Rents which are attributable to periods prior to the date of the Final Closing. The Seller shall deliver to the Operating Partnership at the Final Closing a schedule of all such unpaid accounts receivable and other income items as of the date of the Final Closing. All such accounts receivable and other income items collected by or for the Operating Partnership after the date of the Final Closing which are attributable to periods prior to the date of the Final Closing shall be promptly remitted to the order of the Seller. Except for sums actually received by the Operating Partnership pursuant to the immediately preceding sentence, the Operating Partnership shall assume no obligation to collect or enforce the payment of any amounts that may be due to the Seller, except that the Operating Partnership shall render reasonable assistance, at no expense to the Operating Partnership, to the Seller after the Final Closing in the event the Seller proceeds against any third-party to collect any accounts receivable or other income items due the Seller.

    4.4 SECURITY DEPOSITS. An amount equal to all tenant security deposits and interest thereon, if any, and any other amounts due tenants with respect to such security deposits shall be paid over to the Operating Partnership at the Final Closing to the extent that such tenant security deposits have not been applied against sums due under the respective lease to which such deposits relate.

    4.5 TIMING OF CALCULATIONS; COOPERATION. The Seller and the Operating Partnership agree to use reasonable efforts to reconcile, prorate, and adjust all of the foregoing items upon Final Closing and, in all events, within ninety
(90) days after the date of the Final Closing, to adjust and prorate such prorations and adjustments. In the event any adjustments or prorations made pursuant to this Contract are, subsequent to Final Closing, found to be erroneous, then either party hereto who is entitled to additional amounts shall invoice the other party for such additional amounts as may be owing, and such amounts shall be paid promptly by the other party upon receipt of invoice. Such invoice shall be accompanied by reasonable substantiating evidence.

    4.6  ALLOCATION OF ADJUSTMENTS.  All adjustments contemplated by this
Article IV shall survive the Final Closing and shall, to the extent practicable, be made by adjusting (either up or down) the number of Units issued to the Seller as part of the Consideration.


                            ARTICLE V.  POWER OF ATTORNEY

    5.1 GRANT OF POWER OF ATTORNEY. The Seller does hereby irrevocably appoint Stephen L. Green, Benjamin P. Feldman, and the Operating Partnership, and each of them individually and any successor thereof from time to time (such persons or the Operating Partnership or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "ATTORNEY-IN-FACT") as the true and lawful attorney-in-fact and agent of such Seller, to act in the name, place and stead of such Seller:

         (a) To enter into a registration rights agreement a form of which is attached hereto as EXHIBIT G (the "REGISTRATION RIGHTS AGREEMENT").

         (b) To enter into a lock-up agreement (the "LOCK-UP AGREEMENT") which provides that the Seller will not, directly or indirectly, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise dispose of (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition of) any share of REIT Common Stock or any securities convertible into or exchangeable for or substantially similar to REIT Common Stock, for a period of one year from the IPO Closing without the prior written consent of the managing underwriter named in the Lock-up Agreement.

         (c) To take for the Seller all steps deemed necessary or advisable by the Operating Partnership in connection with the registration of the REIT's Common Stock under the Securities Act, including without limitation (i) filing a registration statement and amendments thereto under the Securities Act which shall describe the benefits to be received by the Seller in connection with the formation of the REIT and the IPO, (ii) distributing a preliminary prospectus and prospectus regarding the IPO (respectively, the "PRELIMINARY PROSPECTUS" and "PROSPECTUS") which contain such information as is deemed necessary or desirable to lawfully effect the initial public offering of such shares, and (iii) to take such other steps as the Attorney-in-Fact may deem necessary or advisable.

         (d) To make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of Closing Documents, Ancillary Agreements, the Partnership Agreement, any other documents relating to the acquisition by the Operating Partnership of the Premises, and, in general, to do all things and to take all action which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transaction contemplated by this Contract, the Ancillary Agreements, if any, and the Closing Documents as fully as could the Seller if personally present and acting.

         (e) To make, acknowledge, verify and file on behalf of the Seller applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities or Blue Sky laws and to take any other action required to facilitate the exemption for registration of the Units and the qualification of the REIT's Common Stock under the securities or Blue Sky laws of the jurisdictions in which the Units and the REIT's Common Stock are to be offered.

    The power of attorney granted by the Seller pursuant to this Article V and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Operating Partnership and the REIT and is for the purpose of completing the transactions contemplated by this Contract. The power of attorney granted hereby shall terminate upon termination of this Contract. The power of attorney granted hereby and all authority conferred hereby is coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of the Seller or by operation of law, whether by the death, disability, incapacity or liquidation of the Seller or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which the Seller is acting as a fiduciary or fiduciaries), and if, after the execution hereof, the Seller shall die or become disabled or incapacitated or is liquidated, as applicable, or if any other such event or events shall occur before the completion of the transactions contemplated by this Contract, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such death, disability, incapacity, liquidation or other event or events, as applicable, had not occurred and regardless of notice thereof. The Seller acknowledges that Stephen L. Green, Benjamin P. Feldman and the Operating Partnership have, and any successor thereof acting as Attorney-in-Fact may have an economic interest in the transactions contemplated by this Contract. The Seller agrees that, at the request of the Operating Partnership, it will promptly execute a separate power of attorney on the same terms set forth in this Article V, such execution to be witnessed and notarized.

    5.2 LIMITATION ON LIABILITY. It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the power of attorney granted hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the formation of the REIT, the acquisitions of the Premises by the Operating Partnership, the registration statement filed in connection with the formation of the REIT, the Prospectus or any Preliminary Prospectus, nor for any aspect of the offering of the REIT's Common Stock, and it shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. The Seller agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for the Operating Partnership or the REIT) and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to the Seller, release, amend or modify any other power of attorney granted by any other person under any related agreement. The provisions of this Section 5.2 shall not limit or otherwise affect the obligations of the Operating Partnership (acting for itself and not as Attorney-in-Fact) under the other Articles of this Contract.

    5.3 RATIFICATION; THIRD PARTY RELIANCE. The Seller does hereby ratify and confirm all that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by the Seller hereunder, and the Seller authorizes the reliance of third parties on the power of attorney granted hereby and waives its rights, if any, as against any such third party for its reliance hereon.


                              ARTICLE VI.  MISCELLANEOUS

    6.1 AMENDMENT. Any amendment hereto shall be effective only against those parties hereto who have acknowledged in writing their consent to such amendment. No waiver of any provisions of this Contract shall be valid unless in writing and signed by the party against whom enforcement is sought.

    6.2 ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW. This Contract and all Ancillary Agreements (a) constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the conflict of law provisions thereof.

    6.3 ASSIGNABILITY. This Contract shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Contract may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

    6.4 TITLES. The titles and captions of the Articles, Sections and paragraphs of this Contract are included for convenience of reference only and shall have no effect on the construction or meaning of this Contract.

    6.5 THIRD PARTY BENEFICIARY. No provision of this Contract is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity, provided, however, that Sections 5.3 and 6.3 of this Contract shall be enforceable by and shall inure to the benefit of the persons described therein.

    6.6 SEVERABILITY. If any provision of this Contract, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Contract and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Contract with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

    6.7 EQUITABLE REMEDIES. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Contract were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Contract and to enforce specifically the terms and provisions hereof in any federal or state court located in New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled under this Contract or otherwise at law or in equity.

    6.8 ATTORNEYS' FEES. In connection with any litigation or a court proceeding arising out of this Contract, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and legal assistants' fees and costs whether incurred prior to trial, at trial, or on appeal.

    6.9 NOTICES. Any notice or demand which must or may be given under this Contract or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (a) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (b) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (c) one (1) business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express); addressed and delivered or telecopied in the case of a notice to the Operating Partnership at the following address and telecopy number:

                   SL Green Operating Partnership, L.P.
                   70 West 36th Street
                   New York, New York  10018
                   Attention:  Stephen L. Green
                   Phone: 212-594-2700
                   Telecopy: 212-594-2262

with copies to:

                   Brown & Wood LLP
                   One World Trade Center
                   New York, New York  10048
                   Attention:  Douglas A. Sgarro
                   Phone:  212-839-5300
                   Telecopy: 212-839-5599

                   Greenberg, Traurig, Hoffman,
                   Lipoff, Rosen & Quental
                   153 East 53rd Street
                   35th Floor
                   New York, New York  10022
                   Attention: Robert J. Ivanhoe
                   Phone: 212-801-9200
                   Telecopy: 212-223-7161


and addressed and delivered or telecopied, in the case of a notice to the Seller, at the address and telecopy number set forth under the Seller's name in the signature page hereof.

    6.10 INTENTIONALLY OMITTED.

    6.11 CONFIDENTIALITY. All press releases or other public communications of any kind relating to the IPO or the transactions contemplated herein, and the method and timing of release for publication thereof, will be subject to the prior written approval of the Operating Partnership.

    6.12 COMPUTATION OF TIME. Any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day. All times are Eastern Time.

    6.13 SURVIVAL. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Seller set forth in this Contract shall survive the consummation of the transactions contemplated hereby.

    6.14 TIME OF THE ESSENCE. Time is of the essence with respect to all obligations of the Seller under this Contract.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, each of the parties hereto has executed this Contract, or caused this Contract to be duly executed on its behalf, as of the date first written above.

                        SL GREEN OPERATING PARTNERSHIP, L.P.,
                           (In Formation)



                        By: S.L. GREEN REALTY, INC., Sponsor



                        By:_______________________________
                           Name:   Stephen L. Green
                           Title:  President



                        470 PARK SOUTH ASSOCIATES, L.P., Seller


                        By:  EBG Midtown South Corp.,
                             a general partner



                             By: _______________________________
                                  Name:
                                  Title:


                        By:  Miami Corp., a general partner


                             By:___________________________
                                  Sheldon Lowe
                                  President


                        Address of Seller:
                        ______________________
                        ______________________
                        Telephone/Facsimile Numbers:
                        ______________________



         By the Seller's execution of this Contract, the Seller grants a power of attorney to certain individuals and to the Operating Partnership hereunder pursuant to Article V.

                                      EXHIBIT A


                                 DESCRIPTION OF LAND

                                      EXHIBIT B


                                  SCHEDULE OF LEASES

                                      EXHIBIT C

                                    CONSIDERATION

    The Consideration to be paid by the Operating Partnership to the Seller for the Premises is TWENTY-FIVE MILLION ONE HUNDRED THOUSAND and No/100 Dollars ($25,100,000.00) to be payable as follows:

    (a) Units* having an aggregate value equal to ONE MILLION ONE HUNDRED THOUSAND and No/100 Dollars ($1,100,000.00)**; and

    (b) TWENTY-FOUR MILLION and No/100 Dollars ($24,000,000.00) by taking title subject to (i) that certain first mortgage loan in the outstanding principal balance of $11,000,000 held by Sun Life Assurance Company of Canada (U.S.) (the "SUN LIFE MORTGAGE"); (ii) that certain second mortgage loan in the outstanding principal balance of $1,000,000 held by 470 Park Avenue South Corporation (the "YARMOUTH MORTGAGE") and (iii) that certain third mortgage loan held by Sheldon Lowe, as assignee of 470 Park Holding Co., for which the holder has agreed to accept $12,000,000 in full satisfaction of the obligations secured thereby (the "LOWE MORTGAGE" and together with the Yarmouth Mortgage and the Sun Life Mortgage, the "EXISTING MORTGAGES").

    The amounts specified in clause (b) above are approximate. If at the Final Closing the aggregate principal amount of the Existing Mortgages, as reduced by payments required thereunder prior to the Final Closing, is less than the aggregate amount of the Existing Mortgages as specified in clause (b) above, the difference shall be added to the portion of the Consideration paid in Units pursuant to clause (a) above. If at the Final Closing the aggregate principal amount of the Existing Mortgages is greater that the aggregate principal amount of the Existing Mortgages as specified in clause (b) above, the difference shall be subtracted from portion of the Consideration paid in Units pursuant to clause
(a) above.









* Each Unit will be valued for these purposes at the initial public offering price of a share of Common Stock.

**  Subject to adjustment pursuant to Article IV of the Contract.

                                      EXHIBIT D


                                PERMITTED ENCUMBRANCES


    1.   The Sun Life Mortgage
    2.   The Yarmouth Mortgage
    3.   The Lowe Mortgage
    4.   Subway Entrance Easement in Liber 4505 page 468
    5.   Covenants and Restrictions in Liber 337 page 341
    6.   Party Wall Agreement in Liber 1096 page 667
    7. Any state of facts on accurate survey of the Premises would disclose provided the same does not render title unmarketable
    8. Option Agreement between 470 Park South Associates, L.P. and Mellon Bank, N.A., as trustee of the Bell Atlantic Master Pension Trust as evidenced by memorandum in Reel 1116 page 1561

                                      EXHIBIT E


                           Operating Partnership Agreement

                                      EXHIBIT F


                                Investor Questionnaire

                                      EXHIBIT G


                            Registration Rights Agreement